UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): December 27, 2002

                                SHELTER PROPERTIES I
               (Exact name of registrant as specified in its charter)


        South Carolina                0-10255                  57-0707398
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)         Identification Number)
       incorporation)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

                                       N/A

           (Former Name or former address, if changed since last report)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends Item 7. Financial statements and exhibits of its report on Form 8-K, dated December 27, 2002 (filed with the Securities and Exchange Commission on January 13, 2003) as set forth in the pages attached hereto.

Item 7.     Financial Statements and Exhibits


(b) Pro forma financial information


The following unaudited pro forma consolidated statements of operations reflects the operations of Shelter Properties I Limited Partnership (the "Partnership" or "Registrant") as if Stone Mountain West Apartments had been sold January 1, 2001 (in thousands, except per unit data).

The pro forma consolidated financial statements do not project the Partnership's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Partnership's 2001 Annual Report on Form 10-KSB.

                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Nine Months
                                                            Ended         Year Ended
                                                        September 30,    December 31,
                                                             2002            2001

Total revenues                                             $ 3,030        $ 3,638
Total expenses                                               2,377          3,112

Net income                                                 $   653        $   526

Net income per limited partnership unit                    $ 43.07        $ 34.73

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           SHELTER PROPERTIES I

                           By:      Shelter Realty I Corporation
                                    Corporate General Partner

                           By:      /s/Patrick J. Foye
                                    Patrick J. Foye
                                    Executive Vice President

                           Date:    March 12, 2003